Exhibit 10.24.7

AMENDMENT NUMBER 6 TO THE METLIFE AUXILIARY MATCH PLAN
(Amended and Restated Effective January 1, 2008)

The MetLife Auxiliary Match Plan is amended effective as of January 1, 2020, as follows:

I.    Article I shall be replaced with the following; Article 1 – Purpose of Plan and Construction
The purpose of this Plan is to provide Company Contributions on behalf of employees and their Beneficiaries whose Company matching contributions under the Savings Plan are reduced or eliminated solely because of the application of the limitations of (i) Section 415(c) of the Internal Revenue Code of 1986, as amended ("Code"), (ii) Section 401(a)(17) of the Code, or (iii) Section 1.415(c)-2(c) of the Income Tax Regulations. This Plan shall be construed and administered as a nonqualified deferred compensation plan as defined in section 409A(d)(l) of the Code that is intended to satisfy the requirements of Code section 409A(a)(2), (3) and (4) and the Treasury Regulations thereunder.

II.Section 2.17 shall be replaced with the following:

"Savings Plan" means the MetLife 401(k) Plan, a plan that is intended to satisfy the requirements of sections 401(a) and (k) of the Code.

III.    Articles 3 and 5, and Sections 2.5, 2.13, 4.2, 4.3, 4.4, 4.13, 10.1, 10.2 and 11.2 shall amended by replacing the term “Savings and Investment Plan” that appear therein with “Savings Plan”

IV.    Section 4.1 shall be replaced with the following, effective as of :

4.1 Company Contributions.

In General. For each Plan Year, the Company shall contribute to this Plan, on behalf of each Participant , the amount of Company contributions equal to the amount of Company matching contributions that would have been made to the Savings and Investment Plan had the limitations of Sections 415 and 401(a)(17) of the Code and Section 1.415(c)-2(c) of the Income Tax Regulations not applied to the Participant's account under the Savings Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and behalf this 23rd day of December, 2020, by its officer thereunto duly authorized.

Metropolitan Life Insurance Company

By:     /s/ Andrew Bernstein

ATTEST:

/s/ Karen Hinkson